Exhibit 99.1

CONTACTS:	Investor Relations Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com	Media Tim Cox / Zing Public Relations +1-650-369-7784 tim@zingpr.com

FOR IMMEDIATE RELEASE

Trestle Announces Digital Pathology Service Platform for
Pharmaceutical, Biotechnology and Healthcare Organizations

ePathNet.net™ designed to reduce costs of traditional pathology practices while enabling process enhancements to clinical diagnostics, research, and drug safety studies

Irvine, CA – 11/23/2004 – Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging and telemedicine applications, today announced ePathNet.net™, a new pathology online data management and virtual microscopy slide viewing service for pathology laboratories in pharmaceutical, biotechnology and healthcare organizations, as well as in research, medical and veterinary schools.

ePathNet.net is designed to address the efforts of clinical laboratories and drug-development organizations to reduce the time and cost associated with processing and analyzing tissue slides, normally viewed under a microscope. Additionally, the proprietary data-mining functions offered by the system’s digital archival functions can enable workflow enhancements such as rapid side-by-side comparisons, access to digital archives and support for computer-assisted analysis.

With ePathNet.net, pathologists can send Trestle their prepared tissue samples on glass slides, which will be converted to high-resolution digital slides which can be manipulated and viewed using the system’s on-line virtual microscopy functions. The digital slides can be stored on Trestle’s secure servers and are accessible via the internet for search, review, downloading and analysis. ePathNet.net offers users control over the digital slides they view online, including many data mining functions such as indexing, annotation, searching and image processing functions.

“Pathology, unlike many information-intensive analytic practices in medicine, has largely remained an analog practice,” said Maurizio Vecchione, Trestle’s chief executive officer.  “In drug development we see acute need for virtual microscopy, particularly toxicology screening in drug safety studies may require thousands of slides to be accessed and reviewed by geographically dispersed experts. We believe that digital virtual microscopy technology deliver compelling economic and time-saving efficiencies to customers drug discovery and development. Our new ePathNet.net service may be a first for the industry, and builds on Trestle’s leadership in live, digital microscopy.”

Outsourced model delivers efficiencies and advanced capabilities

ePathNet.net will offer Trestle customers a pay-as-you-go service that couples virtual microscopy solutions for an average lower cost-per-slide than most traditional means.  ePathNet.net could be particularly relevant to small and medium-sized laboratories that wish to digitize their operations.

“Digital imaging devices for pathology are increasingly specialized, optimized for specific applications. We are offering our customers a cost-effcient way to select technologies to fit their needs”, added Maurizio Vecchione.

With ePathNet.net, Trestle will offer researchers and pathologists greater access to their slides, retrieving digital slides electronically rather than retrieving glass slides from storage.  Users can view and manipulate the digital slides at various magnifications through Trestle’s patent-pending VirtualObjectives™ technology, and can share them with colleagues in other locations, allowing real-time collaboration. The system will also addresses a critical problem in the adoption of virtual microscopy slides, that of focusing on different layers of a slide. Trestle’s new, patent-pending DeepFocus™ technology produces a focused digital slide at all points of the specimen.

Underlying ePathNet.net is Trestle’s new, proprietary and patent-pending viewing technology, which allows sophisticated virtual microscopy functions to be accessed online with a simple internet browser using Macintosh, Windows and Linux-based computers.

Solutions for compliance, security and scalability

ePathNet.net will be capable of supporting both GLP and non-GLP drug discovery and safety studies as well as clinical studies. The digital imaging facility is being implemented to feature a multi-terabyte data warehouse, coupled with state-of-the-art co-location facilities for redundancy and backup.  The platform also incorporate Trestle’s new Pathology Data

Image Integrator™ technology, which is expected to enable integration of pathology images directly into many downstream analysis applications, laboratory information systems, and electronic data submissions systems for drug safety.

Dr. Jack Zeineh, Trestle’s chief scientific officer, said, “We believe our ePathNet.net system will provide one of the highest throughputs in the industry, with a scalable capacity for customers processing hundreds of thousands of slides per year.  Our platform can handle multiple resolutions and high throughput, offering most customers 24-hour turnaround on their virtual slides. The entire operation will feature compliance with strict security and GLP processes, so that Trestle can act as a reliable digital image creation outsourcing resource for drug development customers and clinical applications.”

Trestle’s ePathNet.net™ service is available now. For more information, please visit www.epathnet.net.

About Trestle Holdings Inc.

Trestle Holdings develops and sells digital imaging and telemedicine applications to the life sciences markets. The company’s products link geographically dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist’s work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company’s live microscopy products enable multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The company’s slide scanning and imaging products perform high-speed whole-glass slide digitization for virtual microscopy applications. These slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data.

SAFE HARBOR STATEMENT

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.